Exhibit 15a1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:      Fortune Brands, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We are aware that (a) our report dated May 13, 1999 on our review of the interim financial information of Fortune Brands, Inc. and Subsidiaries for the three-month period ended March 31, 1999 and 1998 and included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, (b) our report dated August 16, 1999 on our review of interim financial information of Fortune Brands, Inc. and Subsidiaries for the three-month and six-month periods ended June 30, 1999 and 1998 and included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 and
(c) our report dated November 12, 1999 on our review of interim financial information of Fortune Brands, Inc. and Subsidiaries for the three-month and nine-month periods ended September 30, 1999 and 1998 and included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 are being incorporated by reference in this Registration Statement on Form S-8 of Fortune Brands, Inc., and the prospectus related thereto, relating to securities to be offered under the Fortune Brands, Inc. 1999 Long Term Incentive Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, such reports should not be considered a part of such Registration Statement or prospectus prepared or certified by us within the meaning of Sections 7 or 11 of that Act.



                                                     Very truly yours,



                                                     PRICEWATERHOUSECOOPERS LLP



New York, New York
February 1, 2000